                                                                     EXHIBIT 1.1


                                4,700,000 Shares

                           Province Healthcare Company

                                  Common Stock

                                ($0.01 Par Value)


                             UNDERWRITING AGREEMENT


                                                              February____, 1998



BT Alex. Brown Incorporated
BancAmerica Robertson Stephens
Goldman, Sachs & Co.
The Robinson-Humphrey Company, LLC
As Representatives of the
      Several Underwriters
c/o  BT Alex. Brown Incorporated
1 South Street
Baltimore, Maryland 21202

Gentlemen:

         Province Healthcare Company, a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 4,700,000 shares of the Company's Common Stock, $0.01 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 705,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

         As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."


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         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Underwriters as follows:

                  (a) A registration statement on Form S-1 (File No. 333-34221) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to any Prospectus shall be deemed to include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

                  (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company is duly qualified and is active on the records of the Corporation Division of the State of Oregon and is duly qualified and in good standing as a foreign corporation authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the earnings, business, assets, operations, condition (financial or other) or prospects for the business, assets, operations, condition (financial or other) of the Company and its Subsidiaries (as defined), taken as a whole (such effect is referred to herein as a "Material Adverse Effect").



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                  (c) All of the consolidated corporations, partnerships
         (including, without limitation, general, limited and limited liability partnerships) and limited liability companies in which the Company has a direct or indirect ownership interest are listed in Schedule II to this Agreement (collectively, the "Subsidiaries"). Each Subsidiary that is a corporation (a "Corporate Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement. Each Corporate Subsidiary is duly qualified and [is active on the records of the Corporation Division of the State of Oregon and is duly qualified and] in good standing as a foreign corporation authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of or subject to any preemptive or similar rights, and, except as set forth on Schedule 1(c), are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any Corporate Subsidiary are outstanding.

                  (d) Each Subsidiary that is a partnership (a "Partnership") has been duly organized, is validly existing as a partnership in good standing under the laws of its jurisdiction of organization and has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement. Each Partnership is duly qualified and [active on the records of the Corporation Division of the State of Oregon and is duly qualified and ] in good standing as a foreign partnership authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The capital contributions with respect to the outstanding units of each Partnership have been made to the Partnership. Except as set forth in Schedule 1(d), the general and limited partnership interests therein held directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any Partnership are outstanding. Each partnership agreement pursuant to which the Company or a Subsidiary holds an interest in a Partnership is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such



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         partnership agreements by the Company or any Subsidiary or, to the
         Company's knowledge, any other party to such agreements.

                  (e) Each Subsidiary that is a limited liability company (an "LLC") has been duly organized, is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization and has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement. Each LLC is duly qualified and [active on the records of the Corporation Division of the State of Oregon and is duly qualified and] in good standing as a foreign limited liability company authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or other) or prospects of the Company and its Subsidiaries, taken as a whole. The capital contributions with respect to the outstanding membership interests of each LLC have been made to the LLC. All outstanding membership interests in the LLCs were issued and sold in compliance with the applicable operating agreements or such LLCs and all applicable federal and state securities laws, and, except as set forth in Schedule 1(e), the membership interests therein held directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any LLC are outstanding. Each operating agreement pursuant to which the Company or a Subsidiary holds a membership interest in an LLC is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

                  (f) Except to the extent disclosed in the Prospectus, each of the hospitals described in the Prospectus as owned or leased by the Company is owned or leased and operated by a Subsidiary in which the Company directly or indirectly owns at least 80% of the outstanding ownership interests. Except as disclosed in the Prospectus, there are no consensual encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Corporate Subsidiary's capital stock, such Partnership's partnership interests or such LLC's membership interests or to pay any indebtedness owed to the Company or any other Subsidiary, (ii) to make any loans or advances to, or investments in, the Company or any other Subsidiary, or
         (iii) to transfer any of its property or assets to the Company or any other Subsidiary.

                  (g) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued



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         and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

                  (h) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms in all material respects to the corporate law of the jurisdiction of the Company's incorporation.

                  (i) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                  (j) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been



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         prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (k) Ernst & Young LLP and KPMG Peat Marwick LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                  (l) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, overtly threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect or to prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

                  (m) The Company and the Subsidiaries have good and marketable title to all of the material properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement; provided, however, that the Company makes no representations or warranties regarding the validity or enforceability of any purchase options for leased premises.

                  (n) The Company and the Subsidiaries have filed all Federal, State, material local and material foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, other than taxes being contested in good faith by appropriate proceedings. All tax liabilities have been adequately provided for in the financial statements of the Company.

                  (o) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations



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         which are not disclosed in the Company's financial statements which are included in the Registration Statement.

                  (p) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Charter or By-Laws or other organizational agreement or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, except for such violations or defaults which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Charter or by-laws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except for such conflicts, breaches or defaults which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                  (q) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (r) Each of the Company and its Subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary for the conduct of its business as described in the Prospectus. Neither the Company nor any of the Subsidiaries has infringed, or received notice of any infringement of, any patents, patent rights, trade names, trademarks or copyrights, except for any infringement which has been settled and except for such infringements which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or any Subsidiary.

                  (s) Neither the Company, nor to the Company's best knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.



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                  (t) Neither the Company nor any Subsidiary is, nor will the
         Company nor any Subsidiary become upon the sale of the Shares and the application of the proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds," an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar industries.

                  (w) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (x) The Shares have been approved for listing, subject to notice of issuance, on the Nasdaq National Market.

                  (y) To the best of the Company's knowledge, no officer, director or securityholder of the Company has an "association" or "affiliation" with any member of the National Association of Securities Dealers, Inc. ("NASD"), within the meaning of Article III, Section 44 of the Rules of Fair Practice of the NASD. The Company does not have an "association" or "affiliation" with any member of the NASD, within the meaning of Article III, Section 44 of the Rules of Fair Practice of the NASD.



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                  (z)  Each of the parties to the Amended and Restated Plan and
         Agreement of Merger, dated as of January 15, 1998 (the "Merger Agreement"), by and between the Company and Principal Hospital Company, an Oregon corporation, had, at the time of the execution and delivery of the Merger Agreement and at all times through and including the consummation of the transactions contemplated thereby, full legal right, power and authority to enter into the Merger Agreement and to perform the transactions contemplated thereby. The Merger Agreement was duly authorized, executed and delivered by each of the parties thereto; the performance of the Merger Agreement and the consummation of the transactions therein contemplated did not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or require the consent or approval of any person or entity under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which any of the parties to the Merger Agreement is or was a party or by which any of such parties or their respective properties is or was bound,
         (ii) the charter or bylaws of any of the parties to the Merger Agreement, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over any of the parties to the Merger Agreement or over their respective properties, except for such consents or approvals as have been duly and timely received or obtained and except for such breaches, violations or defaults which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over any of the parties to the Merger Agreement or over their respective properties is or was required for the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations, orders or qualifications as have been duly and timely received or obtained. The merger contemplated by the Merger Agreement has been duly and validly consummated and has become effective under applicable law. The transactions contemplated by the Merger Agreement constitute an entirely tax free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"), and otherwise did not require the Company to recognize gain under the Code.

                  (aa) The Company and its Subsidiaries have operated and currently operate their business in conformity with all applicable laws, rules and regulations of each jurisdiction in which it is conducting business, except where the failure to so be in compliance would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and each of the Subsidiaries holds all material certificates, consents, exemptions, orders, licenses, authorizations, accreditations, permits or other approvals or rights from all governmental authorities, all self-regulatory organizations, all governmental and private accrediting bodies and all courts and other tribunals (collectively, "Permits") which are necessary to own their properties and to conduct their businesses, including, without limitation, such Permits as are required
         (i) under such federal and state healthcare laws as are applicable to the Company and the Subsidiaries and (ii) with respect to those facilities operated by the Company or any Subsidiary that participate in Medicare and/or



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


         Medicaid, to receive reimbursement thereunder, except for such failures to have Permits which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The Company and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event or change in condition has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except as to such qualifications as may be set forth in the Prospectus and except for such failures which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. During the period for which financial statements are included in the Prospectus, denials by third party payers of claims for reimbursement for services rendered by the Company have not had a Material Adverse Effect, and any such denials are either under appeal or the Company has ceased seeking reimbursement for the services or supplies to which they relate.

                  (bb) The accounts receivable of the Company and its Subsidiaries have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, MediCal, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors. The accounts receivable relating to such third party payors do not and shall not exceed amounts the Company and its Subsidiaries are entitled to receive, subject to adjustments to reflect reimbursement policies of third party payors and normal discounts in the ordinary course of business.

                  (cc) None of the Company nor any of its officers, directors or stockholders, or to the knowledge of the Company, any employee or other agent of the Company, has engaged on behalf of the Company in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly overtly or covertly, in cash or in kind (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by

         Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); provided, however, that it is agreed and understood that (x) from time to time the Company settles, without admitting liability, claims made by governmental authorities which allege conduct which may be deemed to violate clause
         (i) or (ii) above; (y) such settlements have not been, individually or in the aggregate, material; and (z) such claims and settlements do not constitute a breach of the representations and warranties contained in this paragraph (cc).

                  (dd) Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, all such filings or submissions were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

                  (ee) The property, assets and operations of the Company and the Subsidiaries comply in all material respects with all applicable federal, state or local law, common law, doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters (the "Environmental Laws"). None of the property, assets or operations of the Company and the Subsidiaries is the subject of any material federal, state or local investigation evaluating whether any remedial action is needed to respond to a release into the environment of any substance regulated by, or form the basis of liability under, any Environmental Laws (a "Hazardous Material"), or is in contravention of any Environmental Law. Neither the Company nor any Subsidiary has received any notice or claim, nor are there pending or, to the Company's knowledge, threatened lawsuits against them with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment. Neither the Company nor any Subsidiary has any material contingent liability in connection with any release of Hazardous Material into the environment.

         2.       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

                  (b) Payment for the Firm Shares to be sold hereunder is to be made in immediately available funds by wire transfer to the account(s) designated by the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland, 21202 at 10:00 a.m.,

         Baltimore time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

                  (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice
         (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the Total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in immediately available funds by wire transfer to the account(s) designated by the Company against delivery of certificates therefor at the offices of BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland.

         3.       OFFERING BY THE UNDERWRITERS.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

         4.       COVENANTS OF THE COMPANY.

                  The Company covenants and agrees with the several Underwriters that:

                  (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not substantially in compliance with the Rules and Regulations.

                  (b) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any written comments from the Commission, provided that the Company shall request any oral comments of the Commission to be provided in writing, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional material information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period (not to exceed nine months) as the Representatives may reasonably request for distribution of the Shares.

                  (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, one signed and four conformed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

                  (e) The Company will comply in all material respects with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (g) The Company will, for a period of two years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended.

                  (h) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated, except for grants of options pursuant to the Company's 1997 Long-Term Incentive Plan, as amended.

                  (i) The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

                  (j) The Company has caused each officer and director and specific shareholders of the Company identified to the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose (except bona fide gifts and transfers to affiliates as specifically provided in such letters) of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of BT Alex. Brown Incorporated ("Lockup Agreements").

                  (k) The Company shall apply the net proceeds of its sale of the Shares substantially as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                  (l) The Company shall endeavor in the future to conduct its business in such a manner so as to ensure that the Company or any of the Subsidiaries to will not be an "investment company" or an entity "controlled" by an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                  (n) Until its completion of participation in the distribution, the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company for the applicable restricted period required by Regulation M under the Securities Act.

         5.       COSTS AND EXPENSES.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters not to exceed $5,000, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(b)(i), (iv) or (vi) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional material information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kirkland & Ellis, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                           (i) The Company has been duly organized and is existing as a corporation in good standing under the General Corporation Law of the State of Delaware. The Company is duly qualified to transact business as a foreign corporation in the states of Oregon and Tennessee, and is active on the records of the Corporation Divsion of the state of Oregon and is in good standing in the state of Tennessee.

                           (ii) The Company has the corporate power to own or lease its properties and conduct its business as described in the Registration Statement.

                           (iii) The issuance of the Shares to be sold on the
                  date hereof pursuant to the Underwriting Agreement has been duly authorized by the Company and when appropriate certificates representing those Shares are duly countersigned by the Company's transfer agent and registrar (or other similar action is taken by the Company's transfer agent and registrar with regard to electronic transfer of such Shares) and delivered against payment of the agreed consideration therefor in accordance with this Agreement, those Shares will be validly issued, fully paid and nonassessable. Such counsel may assume for purposes of the foregoing opinion that in the case of eachsuch share issuance and transfer, the shares were represented by a share certificate in the form of the specimin certificate filed as an exhibit to the Registration Statement. The Shares conform in all material respects to the description of the terms thereof contained in the Registration Statement and the Prospectus under the heading "Description of Capital Stock." The issuance of those Shares is not subject to any preemptive rights under the terms of the General Corporation Law of the State of Delaware, under the Company's Certificate of Incorporation or bylaws, or under any contractual provisions of which such counsel has knowledge. To such counsel's knowledge, no holder of securities of the Company has the right, which has not been satisfied or effectively waived, to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company. The form of certificate evidencing the Shares, a specimen of which is filed as an exhibit to the Registration Statement, complies with all applicable requirements of the General Corporation Law of the State of Delaware.

                           (iv) The Company's authorized capital stock is as set forth under the caption "Capitalization" in the Prospectus. The issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the issued shares of capital stock of the Company has been issued in violation of any statutory preemptive rights of shareholders. For purposes of this opinion, such counsel may assume that in the case of each share issuance and transfer, the shares were represented by a share certificate which complied with all applicable requirements imposed by law, by the Company's certificate of incorporation and bylaws and by any applicable resolutions by the Company's board of directors, that such certificate was properly signed and authenticated and that payment for such shares was received by the Company.

                           (v) A member of the Commission's staff has advised such counsel by telephone that the Commission's Division of Corporation Finance pursuant to authority delegated to it by the Commission, has entered an order declaring the Registration Statement effective under the Securities Act on February ___, 1998 (the "Effective Date") and such counsel has no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission.

                           (vi) The Company was not required to obtain any consent, approval, authorization or order of any governmental agency or body or, to such counsel's knowledge, court for the issuance, delivery and sale by the Company of the Shares, the execution, delivery and performance of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, except for the order by the Commission declaring the Registration Statement effective and the effectiveness of the Form 8-A under the Exchange Act.

                           (vii) The statements in the Registration Statement
                  and Prospectus under the headings "The Recapitalization and The Merger," "Management -- Employment Agreements" (with respect to the agreements with Messrs. Rash and Gore only), "Management--Long-Term Incentive Plan," "Certain Relationships and Related Transactions -- Professional Services Agreement," "--Stockholders Agreement and Senior Management Agreements," and "-- Registration Agreement," "Description of Capital Stock," and "Shares Eligible for Future Sale -- Registration Rights Agreement," to the extent they summarize laws, governmental rules or regulations (other than those regarding accounting treatment, as to which such counsel need express no opinion) or documents are correct in all material respects.

                           (viii) Such counsel has no knowledge about any
                  contract, lease or other legal document to which the Company or a Subsidiary is a party or to which any of their property is subject that has caused such counsel to conclude that such contract, lease or other document is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

                           (ix) The Company has corporate power to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company.

                           (x) The Company's execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not (a) violate the Charter or by-laws of the Company, (b) breach, or result in a default under, any existing obligation of the Company under any of the agreements filed as any of the following exhibits to the Registration Statement (provided, that such counsel need not express an opinion as to compliance with any financial test or cross-default provision in any such agreement): 4.2, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.28, 10.29,
                  10.30, and 10.31; (c) except with respect to Health Care Laws as to which such counsel renders no opinion, to such counsel's knowledge, violate or conflict with any applicable statute, rule or regulation or, to such counsel's knowledge, any judgment, decree or order of any court or governmental agency or body (except that such counsel need not express an opinion as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions of this Agreement would be permitted); or (d) other than with respect to Health Care Laws, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries, respectively.

                           (xi) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will not be an "investment company" as such term is defined in the 1940 Act.

                           (xii) Each of the parties to the Amended and Restated Plan and Agreement of Merger, dated as of January 15, 1998 (the "Merger Agreement"), by and between the Company and Principal Hospital Company, an Oregon corporation, had, at the time of the execution and delivery of the Merger Agreement and at all times through and including the consummation of the transactions contemplated thereby, the corporate power to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The Merger Agreement has been duly authorized by all necessary corporate action on the part of each of the parties thereto and was duly executed and delivered by each of the parties thereto. The execution and delivery of the Merger Agreement and the consummation of the transactions therein contemplated did not and will not (a) violate the Charter or by-laws of the Company, (b) breach, or result in a default under, any existing obligation of the Company under any of the agreements filed as any one of the following exhibits to the Registration Statement (provided, that such counsel need not express an opinion as to compliance with any financial test or cross-default provision in any such agreement): 4.2, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.28, 10.29,
                  10.30, and 10.31; (c) except with respect to Health Care Laws as to which such counsel renders no opinion, to such counsel's knowledge, violate or conflict with any applicable statute, rule or regulation, or, to such counsel's knowledge, judgment, decree or order of any court or governmental agency or body; or (d) other than with respect to Health Care Laws, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries, respectively, except for such consents or approvals as have been duly and timely received or obtained. The merger contemplated by the Merger Agreement has become effective under applicable law.

                  For purposes of this opinion, the term "Health Care Laws" shall mean those statutes, rules and regulations, judgments, decrees or orders which are generally applicable to hospitals and health care providers as a group as described under the headings "Risk Factors -- Effect of Reimbursement and Payment Policies; Health Care Reform Legislation," "Risk Factors -- Health Care Regulation," "Business -- Reimbursement" and "Business -- Health Care Reform, Regulation and Licensing" in the Prospectus, including, without limitation, (i) health care licensure, permit, certificate of need and medical waste requirements, (ii) Title XVIII, XVIX and XXI of the Social Security Act; (iii) the Anti-Kickback Amendments (as defined in the Prospectus) and the regulations promulgated thereunder, (iv) the Stark Laws (as defined in the Prospectus) and the regulations promulgated thereunder,
         (v) the False Claims Act, (vi) the Health Insurance Portability and Accountability Act of 1996, and (vii) state statutes, rules and regulations concerning matters similar to (ii) through (vi) above.

                  Such counsel may state that the purpose of its professional engagement was not to establish factual matters, and preparation of the Registration Statement involved many determination of a wholly or partially nonlegal character. Such counsel need not make any representation that it has independently verified the accuracy, completeness or fairness of the Prospectus or Registration Statement or that the actions taken in connection with the preparation of the Registration Statement or Prospectus (including the actions described in the next paragraph) were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair. Such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement except to the extent otherwise explicitly indicated in numbered paragraphs (iii), (iv), (vii) and (viii) above.

                  Such counsel shall, however, confirm that it has participated in conferences with representatives of the Company, representatives of the Underwriters, counsel for the

         Underwriters and representatives of the independent accountants for the Company during which disclosures in the Registration Statement and Prospectus and related matters were discussed. In addition, such counsel shall state that it has reviewed such corporate records as it deemed necessary in connection with the foregoing representation.

                  Based upon such counsel's participation in the conferences and its document review identified in the preceding paragraph, its understanding of applicable law and the experience it has gained in its practice thereunder and relying as to materiality of factual matters upon the opinions and statements of officers of the Company, such counsel shall, however, advise the Underwriters that nothing has come to its attention that has caused it to conclude that (i) the Registration Statement, at the Effective Date (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, or any supplement thereto, at the date it bears and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein), or (iii) the Registration Statement, at the Effective Date and as of the Closing Date or the Option Closing Date, or Prospectus, or any supplement thereto, at the date it bears and as of the Closing Date or the Option Closing Date, appeared on its face not to be responsive in all material respects to the requirements of Form S-1.

                  (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Waller Lansden Dortch & Davis, a Professional Limited Liability Company ("Waller Lansden"), counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                           (i) Each of the Corporate Subsidiaries has been duly
                  organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Corporate Subsidiaries are duly qualified to transact business as a foreign corporation and in good standing in those states listed on a Schedule thereto; and the outstanding shares of capital stock of each of the Corporate Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Corporate Subsidiary; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Corporate Subsidiaries are outstanding.

                           (ii)  Each of the Partnerships has been duly
                  organized and is an existing partnership in good standing under the laws of the jurisdiction of its organization, with the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to conduct its business; each of the Partnerships is in good standing as a foreign partnership in those states listed on a schedule thereto ; to the best of such counsel's knowledge, the partnership interests in the Partnerships held directly or indirectly by the Company are free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any ownership interests in the Partnerships are outstanding.

                           (iii) Each of the LLCs has been duly organized and is
                  an existing limited liability company in good standing under the laws of the jurisdiction of its organization, with the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to conduct its business; each of the LLCs is in good standing as a foreign limited liability company in those states listed on a schedule thereto; to the best of such counsel's knowledge, the membership interests in the LLCs held directly or indirectly by the Company are free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any ownership interests in the LLCs are outstanding.

                           (iv) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

                           (v) Such counsel is not aware that the Company or any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents or is in default in the performance of any material obligation, agreement or condition contained in any evidence of indebtedness, except as may be disclosed in the Prospectus.

                           (vi) To such counsel's knowledge in the course of their representation, none of the Company or any of the Subsidiaries is in violation of any material law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries. To such counsel's knowledge, the Company and its Subsidiaries are not in violation of applicable state licensure, Medicare or Medicaid requirements, which violation is likely to have a Material Adverse Effect.

                           (vii) The Company and each of the Subsidiaries have all necessary Permits (except where the failure to have such Permits, individually or in the aggregate, would not have a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted, and as described in the Registration Statement and Prospectus, including, without limitation, such Permits as are required
                  (a) under Health Care Laws and (b) with respect to those facilities owned or operated by the Company or any Subsidiary that participate in Medicare and/or Medicaid, to receive reimbursement thereunder.

                           (viii) The descriptions of statutes and regulations
                  under the captions "Risk Factors -- Effect of Reimbursement and Payment Policies; Health Care Reform Legislation," "Risk Factors -- Health Care Regulation," "Business -- Reimbursement," "Business -- Health Care Reform, Regulation and Licensing," "Management -- Employment Agreements" and "Certain Relationships and Related Transactions -- Senior Living Divestiture" and "-- Option Settlements" in the Prospectus have been reviewed by such counsel and fairly summarize such statutes and regulations in all material respects.

                           (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not (a) breach, or result in a default under, any existing obligation of the Company under any of the agreements filed as any of the following exhibits to the Registration Statement (provided, that such counsel need not express an opinion as to compliance with any financial test or cross-default provision in any such agreement): 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.15, 10.16, 10.17, 10.18, 10.19,
                  10.20, 10.21, 10.22, 10.23, 10.24, 10.25 and 10.27; (b) with respect to Health Care Laws, violate or conflict with any applicable statute, rule or regulation or, to such counsel's knowledge any judgment, decree or order of any court or governmental agency or body (except that such counsel need not express an opinion as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions of this Agreement would be permitted); or (c) to such counsel's knowledge, result in the creation or imposition or any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries, respectively, under any Health Care Laws.

                           (x) The execution and delivery of the Merger Agreement and the consummation of the transactions therein contemplated did not and will not, (a) breach, or result in a default under, any existing obligation of the Company under any of the agreements filed as any one of the following exhibits to the Registration Statement (provided, that such counsel need not express an opinion as to compliance with any financial test or cross-default provision in any such agreement): 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.15, 10.16,
                  10.17, 10.18, 10.19, 10.20, 10.21, 10.22, 10.23, 10.24, 10.25
                  and 10.27; (b) with respect to Health Care Laws, violate or conflict with any applicable statute, rule or regulation, or to such counsel's knowledge, any judgment, decree or order of any court or governmental agency or body; or (c) to such counsel's knowledge, result in the creation or imposition or any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries, respectively, under any Health Care Laws. With respect to Health Care Laws, no consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over any party to the Merger Agreement or over any of their respective properties or operations is or was required for the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations, orders or qualifications as have been duly and timely received or obtained.

                  For purposes of this opinion, the term "Health Care Laws" shall mean those statutes, rules and regulations, judgments, decrees or orders which are generally applicable to hospitals and health care providers as a group as described under the headings "Risk Factors -- Effect of Reimbursement and Payment Policies; Health Care Reform Legislation," "Risk Factors -- Health Care Regulation," "Business -- Reimbursement" and "Business -- Health Care Reform, Regulation and Licensing" in the Prospectus, including, without limitation, (i) health care licensure, permit, certificate of need and medical waste requirements, (ii) Title XVIII, XVIX and XXI of the Social Security Act; (iii) the Anti-Kickback Amendments (as defined in the Prospectus) and the regulations promulgated thereunder, (iv) the Stark Laws (as defined in the Prospectus) and the regulations promulgated thereunder,
         (v) the False Claims Act, (vi) the Health Insurance Portability and Accountability Act of 1996, and (vii) state statutes, rules and regulations concerning matters similar to (ii) through (vi) above.

                  In rendering such opinion Waller Lansden may rely as to matters governed by the laws of states other than Tennessee, Delaware or Federal laws on local counsel in such jurisdictions, provided that in each case Waller Lansden shall state that they believe that they and the Underwriters are justified in relying on such other counsel.

                  (d) The Representatives shall have received from Alston & Bird LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii), (iv), (v) and (x) of Paragraph (b) of this Section 6, and that the Company is validly incorporated and validly existing under the laws of the State of Delaware. In rendering such opinion Alston & Bird LLP may rely as to all matters governed other than by the laws of the State of Delaware or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that
         (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Alston & Bird LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (e) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, letters dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP and KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                  (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, on behalf of the Company:

                           (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                           (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                           (iii) All filings required to have been made pursuant
                  to Rules 424 or 430A under the Act have been made;

                           (iv) As of the effective date of the Registration
                  Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v)  Since the respective dates as of which
                  information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, assets, operations, condition (financial or otherwise) or prospects for the business, assets, operations, condition (financial or other) of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                  (h) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (i) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

                  (j) The Lockup Agreements described in Section 4(j) are in full force and effect.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Alston & Bird LLP, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
         Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

                  The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that (x) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof and (y) the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased the Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that (x) such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof and (y) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the Prospectus, if a copy of such Prospectus had not been sent or given by such Underwriter to the purchaser of the Shares within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall notify the person against whom such indemnity may be sought (the "indemnifying party") in writing within 60 days. No indemnification provided for in Section 8(a) or (b) or contribution provided for in Section 8(d) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was prejudiced in any material respect by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of the provisions of Section 8(a), (b) or
         (d). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to
         Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (if the indemnified party is a party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient (other than as a result of the failure to give notice required by Section 8(c)) to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement, provided that in the event of termination, the Company shall not be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9.       DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland 21202, Attention: Harris Hyman, IV; with a copy to BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland 21202, Attention: General Counsel; if to the Company, to Province Healthcare Company, 109 Westpark Drive, Suite 180, Brentwood, Tennessee 37027, Attention: Howard T.
Wall, III.

         11.      TERMINATION.

                  This Agreement may be terminated by you by notice to the Company as follows:

                  (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or
         (ii) 11:30 a.m. on the first business day following the date of this Agreement;

                  (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the prospectus, any material adverse change or any development reasonably involving a prospective material adverse change in or affecting the earnings, assets, operations, condition (financial or otherwise) or prospects for the business, assets, operations, condition (financial or other) of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or material escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange,
         (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's common stock by the Commission on the Nasdaq National Market or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (c)  as provided in Sections 6 and 9 of this Agreement.

         12.      SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13.      INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

         14.      MISCELLANEOUS.

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


                     [Remainder of Page Intentionally Blank]

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.


                                    Very truly yours,

                                    PROVINCE HEALTHCARE COMPANY


                                    By:
                                        ---------------------------------------
                                        Martin S. Rash, Chief Executive Officer



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BT ALEX. BROWN INCORPORATED
BANCAMERICA ROBERTSON STEPHENS
GOLDMAN, SACHS & CO.
THE ROBINSON-HUMPHREY COMPANY, LLC


As Representatives of the several
Underwriters listed on Schedule I

By:  BT Alex. Brown Incorporated


By:
   ------------------------------------
            Authorized Officer

                                   SCHEDULE I



                            SCHEDULE OF UNDERWRITERS



                                                         Number of Firm Shares
         Underwriter                                        to be Purchased
------------------------------------------------------------------------------
BT Alex. Brown Incorporated
BancAmerica Robertson Stephens
Goldman, Sachs & Co.
The Robinson-Humphrey Company, LLC










                                                         ----------
                           Total
                                                         ----------

                                   SCHEDULE I



                            SCHEDULE OF SUBSIDIARIES

                                  SCHEDULE 1(c)

                                  SCHEDULE 1(d)

                                  SCHEDULE 1(e)



                                      -39-